Exhibit 3.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:43 PM 08/05/2009
FILED 05:39 PM 08/05/2009
SRV 090756920 - 4717485 FILE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

QUALITYTECH, LP

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, does hereby certify as follows:

I.	The name of the limited partnership is QualityTech, LP (the “Partnership”).

II.	The address of the Partnership's registered office in the State of Delaware is 615 SouthDuPont, Dover, Kent County, Delaware, 19901. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is Capitol Services, Inc.

III.	The name and mailing address of the sole general partner are as follows:

NAME	MAILING ADDRESS

QualityTech GP, LLC	1285I Foster Street, Suite 205
Overland Park, Kansas 66213

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of QualityTech, LP as of August 5, 2009.

QUALITYTECH GP, LLC

By:	/s/ Chad L. Williams
Name:	Chad L. Williams
Title:	CEO